UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (date of earliest event reported): July 14, 2021

DYNATRACE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39010		47-2386428
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

1601 Trapelo Road, Suite 116	Waltham	MA	02451
(Address of Principal Executive Offices)			(Zip Code)
(617) 530-1000
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	DT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 14, 2021, upon the recommendation of the Nominating and Corporate Governance Committee of Dynatrace, Inc. (the “Company”), the board of directors (the “Board”) of the Company appointed Steve Rowland to the Board as a Class III director, effective July 15, 2021. Simultaneously with Mr. Rowland’s appointment, the Board approved a board size increase from nine (9) to ten (10) directors and a third director position was added among the Class III directors. The term of the Company’s Class III directors, including Mr. Rowland, expires at the Company’s annual meeting of stockholders to be held in 2022 or upon the election and qualification of successor directors. Mr. Rowland has also been appointed to the Audit Committee of the Board (the “Audit Committee”), effective at the start of the Company’s 2021 annual meeting of stockholders, scheduled to be held on August 26, 2021 (the “Annual Meeting”).
There are no arrangements or understandings between Mr. Rowland and any other person pursuant to which he was selected as a director. Mr. Rowland has no family relationship with any director or executive officer of the Company and he has no direct or indirect material interest in any transaction involving Dynatrace, Inc. required to be disclosed under Item 404(a) of Regulation S-K.
Mr. Rowland’s compensation will be consistent with that provided to all of the Company’s non-employee directors pursuant to the Company’s Non-Employee Director Compensation Policy, a copy of which policy is included as Exhibit 10.5 to the Company’s Annual Report on Form 10-K for the year ended March 31, 2021. In addition, the Company entered into an indemnification agreement with Mr. Rowland in connection with his appointment to the Board, in substantially the same form as that entered into with the Company’s other directors.
Also on July 14, 2021, James K. Lines, a member of the Board, notified the Board that he would not stand for re-election as a director of the Company. Mr. Lines’ decision not to stand for re-election was not due to any disagreement with the Company, its auditors or advisors on any matter relating to the Company or its operations, policies or practices. Mr. Lines’ term will end at the start of the Annual Meeting.
In connection with Mr. Lines not standing for re-election, effective at the start of Annual Meeting, the Board approved a board size decrease from ten (10) to nine (9) directors and selected Kirsten Wolberg to replace Mr. Lines on the Compensation Committee of the Board.

Item 7.01 Regulation FD Disclosure.

On July 15, 2021, the Company issued a press release announcing that Mr. Rowland has been appointed to the Board and that Mr. Lines would not stand for re-election at the Annual Meeting. A copy of the press release announcing Mr. Rowland’s election to the Board and Mr. Lines’ decision not to stand for re-election as a director of the Board at the Annual Meeting is furnished as Exhibit 99.1 and incorporated herein by reference. The information in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference to such filing.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued by Dynatrace, Inc. dated July 15, 2021
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 15, 2021	Dynatrace, Inc.

	By:	/s/ Kevin C. Burns
Kevin C. Burns
Chief Financial Officer & Treasurer
(Principal Financial Officer)